UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 17, 2009

MeadWestvaco Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	001-31215	31-1797999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11013 West Broad Street, Glen Allen, Virginia 23060
(Address of principal executive offices)

(804) 327-5200
(Registrant’s telephone number, including area code)

________________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 17, 2009, MeadWestvaco Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and UBS Securities LLC, as representative of the underwriters named therein (collectively, the “Underwriters”), in connection with an underwritten public offering of $250,000,000 aggregate principal amount of the Company’s 7.375% Notes due 2019 (the “Notes”) under the Company’s Registration Statement on Form S-3 (File No. 333-161383). The Notes will be an additional series of notes under an indenture, dated as of April 2, 2002, between the Company and The Bank of New York Mellon, as trustee.

Pursuant to the Underwriting Agreement, the Company agreed, among other things, to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the Underwriters may be required to make in respect of those liabilities. The Underwriting Agreement contains other terms and conditions that are generally customary for transactions of this nature.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference. The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by the Underwriting Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement for 7.375% Notes due 2019, dated as of
August 17, 2009, among MeadWestvaco Corporation and Banc of
America Securities LLC, Barclays Capital Inc., Citigroup Global
Markets Inc. and UBS Securities LLC, as representative of the underwriters named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEADWESTVACO CORPORATION

	By:	/s/ John J. Carrara
Date: August 21, 2009		John J. Carrara
Assistant Secretary

MEADWESTVACO CORPORATION

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement for 7.375% Notes due 2019, dated as of
August 17, 2009, among MeadWestvaco Corporation and Banc of
America Securities LLC, Barclays Capital Inc., Citigroup Global
Markets Inc. and UBS Securities LLC, as representative of the underwriters named therein.